Execution Version EXCHANGE AGREEMENT THIS EXCHANGE AGREEMENT, dated as of February 21, 2023 (this “Agreement”), by and among Arrival, a joint stock company (société anonyme) governed by the laws of the Grand Duchy of Luxembourg having its registered office at 60A, rue des Bruyères, L-1274 Howald, Grand Duchy of Luxembourg, and registered with the Luxembourg Register of Commerce and Companies (Registre de Commerce et de Sociétés de Luxembourg) under number B 248209 (the “Company”), and the holder referred to in Schedule 1 (the “Holder”). RECITALS: WHEREAS, the Holder owns and holds US$121,900,000 principal amount of the Company’s 3.50% Convertible Senior Notes due 2026 (the “Existing Notes”); WHEREAS, the Existing Notes have the covenants and terms set forth in the Indenture dated as of November 23, 2021 (the “Indenture”) between the Company and U.S. Bank National Association, a national bank association, as trustee (the “Trustee”); and WHEREAS, subject to the terms and conditions set forth in this Agreement, the Company and the Holder desire to exchange and surrender the Existing Notes (together with accrued and unpaid interest thereon) for a right to receive (i) the Exchange Consideration (as defined below), which the Holder will concomitantly exchange for new ordinary shares with an accounting par value (the “Ordinary Shares”), together with a share premium, to be issued by the Company to be paid for in cash by the settlement of the right held by the Holder pursuant to his surrender of the Existing Notes and (ii) a cash payment from the Company in the amount of the accrued and unpaid interest on the Existing Notes through, but excluding, the applicable Closing Date (as defined below), in a transaction exempt from registration under the Securities Act (as defined below) pursuant to the provisions of Section 3(a)(9) thereof. NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Holder hereby agree as follows: 1 Definitions In addition to the terms defined elsewhere in this Agreement, the following terms have the meanings set forth in this Section 1. “Affiliate” has the meaning ascribed thereto in Rule 405 under the Securities Act. “Agreement” has the meaning ascribed thereto in the preamble. “beneficial owner” and “beneficial ownership” shall mean ownership of securities in accordance with Rule 13d-3 under the Exchange Act. “Board” means the board of directors of the Company. “Business Day” means any day except any Saturday, any Sunday, any day which is a legal holiday in the Grand Duchy of Luxembourg or any day on which banking institutions in New York, London, or the Grand Duchy of Luxembourg are authorized or required by law or other governmental action to close.

Error! Unknown document property name./Error! Unknown document property name./Error! Unknown document property name. 2 “Call Price” has the meaning ascribed thereto in Section 6.6. “Cash Interest Payment” has the meaning ascribed thereto in Section 2.1. "Closing” means the consummation of the exchange of Existing Notes contemplated by this Agreement. “Closing Date” means the date that is one (1) Business Day following the date on which the conditions set forth in Section 5 are satisfied. “Code” means the U.S. Internal Revenue Code of 1986, as amended. “Company” has the meaning ascribed thereto in the preamble. “DTC” means The Depository Trust Company. “Exchange” means the exchange of the Existing Notes for the Exchange Shares. “Exchange Act” means the U.S. Securities Exchange Act of 1934, and the rules and regulations promulgated thereunder. “Exchange Consideration” has the meaning ascribed thereto in Section 2.1. “Exchange Shares” means a number of Ordinary Shares equal to 219,420,000. “Existing Notes” has the meaning ascribed thereto in the recitals. “Filing Deadline” has the meaning ascribed thereto in Section 6.6. “Form 20-F” means the Company’s annual report on Form 20-F for the fiscal year ended December 31, 2021. “Holder” has the meaning ascribed thereto in the preamble. “Holder Indemnified Persons” has the meaning ascribed thereto in Section 6.6. “Indenture” has the meaning ascribed thereto in the recitals. “Interest Due” means, with respect to the Existing Notes, the amount of accrued but unpaid interest thereon, accrued through, but excluding, the Closing Date, calculated in accordance with the Indenture. “Lock-Up Period” has the meaning ascribed thereto in Section 6.4. “Lock-Up Shares” has the meaning ascribed thereto in Section 6.4. “Material Adverse Effect” means an event, change, or circumstance that results in or causes a material adverse change in any of (a) the condition (financial or otherwise), business, performance, operations or property of the Company and its subsidiaries, taken as a whole, (b) the ability of the Company to perform its obligations under this Agreement or (c) the validity or enforceability of this Agreement or the rights and remedies of the Holder. “Non-voting Shares” has the meaning ascribed thereto in Section 6.5. “Ordinary Shares” has the meaning ascribed thereto in the recitals.

Error! Unknown document property name./Error! Unknown document property name./Error! Unknown document property name. 3 “Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or any other entity of any kind. “Purchased Shares” has the meaning ascribed thereto in the Subscription Agreement. “Registrable Securities” has the meaning ascribed thereto in Section 6.6. “Resale Registration Statement” has the meaning ascribed thereto in Section 6.6. “Resale Shelf” has the meaning ascribed thereto in Section 6.6. “Reverse Stock Split” means the proposed share consolidation of the ordinary shares of the Company pursuant to which each number of such shares, in an amount to be determined, should be consolidated into one ordinary share in order to bring the Company back into compliance with the listing rules of the Trading Market. “Rule 144” means Rule 144 under the Securities Act. “SEC” means the U.S. Securities and Exchange Commission. “SEC Reports” has the meaning ascribed thereto in Section 3.6. “Securities Act” means the U.S. Securities Act of 1933, and the rules and regulations promulgated thereunder. “Shareholder Approval” has the meaning ascribed thereto in Section 6.2. “Subscription Agreement” has the meaning ascribed thereto in Section 5.3. “Subsequent Shares” has the meaning ascribed thereto in the Subscription Agreement. “Trading Market” means the Nasdaq Global Select Market. “Transfer” has the meaning ascribed thereto in Section 6.4. “Trustee” has the meaning ascribed thereto in the recitals. 2 Exchange 2.1 Exchange. The Company agrees to (i) issue to the Holder, under its authorized capital, the Exchange Shares free and clear of any liens and encumbrances and (ii) pay to the Holder that amount of cash in U.S. dollars equal to the Interest Due (the “Cash Interest Payment”), in exchange for the Holder agreeing to contribute in cash the Exchange Consideration to the Company, which will be effected by the Holder renouncing a right to the Exchange Consideration (which, for the avoidance of doubt, shall be considered as a set-off against the claim of the Holder in the amount of the Exchange Consideration against the Company, which is uncontested, due and payable (certaine, liquide et exigible) for the purpose of Luxembourg law), which right will be created upon the Holder’s delivery to the Company of the applicable number of Existing Notes, and the Holder agrees to exchange all such Existing Notes and renounce such right to cash for such Exchange Shares (therefore extinguishing, upon issuance of the Exchange Shares, the right to cash in the amount of the Exchange Consideration and the obligation to pay for the subscription price of the Exchange Shares, by offsetting the reciprocal claims). For each US$1,000 principal amount of Existing Notes exchanged and surrendered by

Error! Unknown document property name./Error! Unknown document property name./Error! Unknown document property name. 4 the Holder, the Holder will subscribe for US$450 in Exchange Shares, representing a per share price of US$0.25 (the “Exchange Consideration”). 2.2 Exchange Procedures. (a) No fractional Ordinary Shares will be issued in the Exchange. If the Holder would be entitled to receive fractional Ordinary Shares pursuant to the above, the Company will round down to the nearest whole number of the number of Exchange Shares to be issued to the Holder. The Company shall pay all transfer taxes, if any, related to the Exchange and the other transactions contemplated hereby. For the avoidance of doubt, in the Exchange, the Holder is not surrendering or paying anything of value to the Company other than the Existing Notes. (b) No later than 10:00 a.m. (New York time) on the Closing Date, the Holder shall cause its custodian through which it holds the Existing Notes to post a DWAC request to the Trustee (i) to effect the transfer of the Existing Notes in accordance with the procedures of DTC, into a book-entry account established by or on behalf of the Company, and to use commercially reasonable efforts to ensure that the Trustee receives an agent’s message from DTC confirming the book-entry transfer of the Existing Notes, and (ii) for free receipt to the Trustee for the Exchange Shares opposite the Holder’s name on Schedule 1 hereto. The delivery of the Existing Notes by the Holder will be complete upon receipt by the Trustee on the Closing Date of an agent’s message, book-entry confirmation from DTC and any other required documents. (c) On the Closing Date, the Company, or the Trustee at the Company’s direction, will (i) cause the Exchange Shares to be credited to the DTC accounts identified opposite the Holder’s name in Schedule 1 hereto and (ii) cause the payment of the Cash Interest Payment by wire transfer of immediately available funds to the accounts previously provided in writing by the Holder. For the avoidance of doubt, the Holder shall have no right to cash and shall cease to own the applicable Existing Notes as of the crediting of the applicable Exchange Shares to the DTC account identified in Schedule 1 hereto and the payment of the Cash Interest Payment by wire transfer as provided in the immediately preceding sentence, and the Company shall be entitled to instruct the appropriate parties to immediately thereafter cancel the applicable Existing Notes on the books and records of the Company at its address as set forth in Schedule 2 to this Agreement or such other address as may have been previously furnished to the Company in writing. 2.3 Extinguishment of Notes. It is intended that, upon the consummation of the Exchange contemplated hereby: (i) the Company will surrender the Existing Notes to the Trustee under the Indenture for cancellation; and (ii) the Existing Notes surrendered hereunder shall be cancelled and shall be null and void, and any and all rights arising thereunder shall be extinguished and the Company shall no longer be required to reserve any Ordinary Shares for issuance upon the conversion of such Existing Notes.

Error! Unknown document property name./Error! Unknown document property name./Error! Unknown document property name. 5 2.4 Adjustments. The number of Exchange Shares that the Holder acquires in accordance with the terms of this Agreement and the per share price of such Exchange Shares and any other number herein based upon the number of Exchange Shares or the per share price shall be equitably adjusted to reflect appropriately the effect of any share split, reverse share split, share dividend, reorganization, recapitalization, reclassification, combination, exchange of shares or other like change with respect to the Exchange Shares occurring on or after the date hereof. 3 Representations and Warranties of the Company The Company represents and warrants to, and agrees with, the Holder, as of the date hereof and as of the Closing Date, as follows: 3.1 Existence and Power. The Company is (i) duly organized and is validly existing and in good standing (to the extent that the concept of good standing is applicable under the laws of the Grand Duchy of Luxembourg), with power and authority (corporate and other) to own its properties and conduct its business as currently conducted, and (ii) duly qualified as a foreign corporation for the transaction of business and is in good standing (to the extent that the concept of good standing is applicable under the laws of the Grand Duchy of Luxembourg) under the laws of each jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except, in the case of this clause (ii), where the failure to be so qualified or in good standing (to the extent that the concept of good standing is applicable under the laws of the Grand Duchy of Luxembourg) would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. 3.2 Authorization and Enforceability. The execution, delivery and performance of this Agreement and each other document, instrument or agreement executed and delivered by the Company in connection with the transaction contemplated hereby has been duly authorized by all necessary action on the part of the Company, and this Agreement and each other document, instrument or agreement executed and delivered by the Company in connection with the transaction contemplated hereby, when duly executed and delivered by the parties hereto and thereto, will constitute legal, valid and binding instruments, enforceable against the Company in accordance with their terms (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally from time to time in effect and to general principles of equity). 3.3 Valid Issuance of Exchange Shares. The Board has approved the issue of the Exchange Shares within the authorized capital of the Company, to waive the pre-emption rights of the existing shareholders and accept payment for the Exchange Shares and, when issued and delivered against payment therefor in accordance with the terms hereof, the Exchange Shares will be duly and validly issued, fully paid and non-assessable; and the issuance of the Exchange Shares is not, and will not be, subject to any preemptive or similar rights that have not been validly waived. 3.4 Capitalization. As of the date of this Agreement, the authorized capital stock of the Company consists of 2,700,000,000 Ordinary Shares. As of February 17, 2023, there were 639,048,916 Ordinary Shares outstanding and 78,848,125 Ordinary Shares were otherwise reserved for issuance.

Error! Unknown document property name./Error! Unknown document property name./Error! Unknown document property name. 6 3.5 Non-Contravention; No Consents. The issue and sale of the Exchange Shares to be exchanged by the Company, the execution, delivery and performance of this Agreement by the Company and the consummation of the transaction contemplated in this Agreement will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, (a) any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (b) the certificate of incorporation or by-laws (or other applicable organizational document) of the Company or any of its subsidiaries, or (c) any statute or any judgment, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their property, except, in the case of clauses (a) and (c) for such defaults, breaches, or violations that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company and its subsidiaries, taken as a whole, or on the power and ability of the Company to perform its obligations under this Agreement. No consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the consummation by the Company of the transaction contemplated by this Agreement, except such as have been obtained under the Securities Act (if any) and such consents, approvals, authorizations, orders, registrations or qualifications as may be validly obtained or waived. 3.6 SEC Reports. The Form 20-F and the Company’s Form 6-Ks filed or furnished since January 1, 2022, when they were filed with or furnished to the SEC (the “SEC Reports”), conformed in all material respects to the requirements of the Exchange Act, and the rules and regulations of the SEC thereunder, and none of such documents contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and no such or any other documents were filed with or furnished to the SEC, as the case may be, since the SEC’s close of business on the Business Day immediately prior to the date of this Agreement and prior to the execution of this Agreement. 3.7 No Brokers. Neither the Company nor any of its subsidiaries nor any of their respective officers, directors, employees or agents has incurred any liability for any commissions or other remuneration in connection with the Exchange. 3.8 Section 3(a)(9) Exemption. It is not necessary in connection with the Exchange, in the manner contemplated herein, to register the issuance of the Exchange Shares under the Securities Act in reliance on the exemption from registration set forth under Section 3(a)(9) thereof. 3.9 No Restrictions on Sale. Assuming the accuracy of the Holder’s representations and warranties hereunder, the Exchange Shares will, as of the Closing Date, be free of any restrictive legend or other restrictions on resale by the Company and will be issued in book-entry form, represented by permanent global certificates deposited with, or on behalf of, DTC represented by the unrestricted CUSIP assigned to the Ordinary Shares.

Error! Unknown document property name./Error! Unknown document property name./Error! Unknown document property name. 7 4 Representations and Warranties of the Holder The Holder represents and warrants to, and agrees with, the Company, as of the date hereof and as of the Closing Date, as follows: 4.1 Existence and Power. The Holder is duly organized and validly existing under the laws of the jurisdiction of its organization and has all requisite power and authority to enter into and perform its obligations under this Agreement. 4.2 Authorization. The execution, delivery and performance of this Agreement and each other document, instrument or agreement executed and delivered by the Holder in connection with the transaction contemplated hereby has been duly authorized by all necessary action on the part of the Holder, and this Agreement and each other document, instrument or agreement executed and delivered by the Holder in connection with the transaction contemplated hereby, when duly executed and delivered by the parties hereto and thereto, is a valid and binding obligation of the Holder, enforceable against it in accordance with its terms (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally from time to time in effect and to general principles of equity). The Holder has the full right, power, legal capacity and authority to sell and transfer the Existing Notes and to enter into and perform its obligations under this Agreement. 4.3 Governmental Authorization. As of the date hereof, no permit, authorization, consent or approval of or by, or any notification of or filing with, any Person (governmental or private) is required to be obtained or made by the Holder in connection with the execution, delivery and performance by it of this Agreement, the consummation by it of the transaction contemplated hereby or thereby, or the issuance or delivery to it by the Company of the Exchange Shares, other than a filing on a Schedule 13G or 13D (or 13G/A or 13D/A), if applicable. 4.4 Non-Contravention; No Consents. The execution, delivery and performance of this Agreement and the consummation of the transaction contemplated in this Agreement will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, (a) any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Holder is a party or by which the Holder is bound or to which any of the property or assets of the Holder is subject, (b) the certificate of incorporation or by-laws (or other applicable organizational document) of the Holder, or (c) any statute or any judgment, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Holder or any of its property, except, in the case of clauses (a) and (c) for such defaults, breaches, or violations that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Holder or on the power and ability of the Holder to perform its obligations under this Agreement. 4.5 No Brokers. Neither the Holder nor any of its officers, directors, employees or agents has incurred any liability for any commissions or other remuneration in connection with the Exchange. 4.6 Holder Status. The Holder acknowledges that (a) it meets the definition of “qualified institutional buyers” as defined in Rule 144A(a)(1) under the Securities Act and (b) it is not an entity formed for the sole purpose of acquiring the Existing Notes.

Error! Unknown document property name./Error! Unknown document property name./Error! Unknown document property name. 8 4.7 Company Information. The Holder represents that, in connection with this Agreement and the Exchange contemplated hereby, it is relying solely on the information relating to the Company’s business, finances and operations contained in the SEC Reports and further acknowledges that the Company makes no representation or warranty with respect to any matters relating to the Company, its business, financial condition, results of operations, prospects or otherwise, except to the extent expressly provided in Section 3 hereof. 4.8 Section 3(a)(9) Exemption. The Holder acknowledges that in connection with the Exchange, in the manner contemplated herein, the Company intends to rely on the exemption from registration set forth under Section 3(a)(9) of the Securities Act. 4.9 No View to Effecting Exchange. The Holder did not acquire the Existing Notes with a view to effecting the Exchange. 4.10 Beneficial Ownership; Holding Period. (a) The Holder owns, beneficially and of record, good and marketable title to its Existing Notes being exchanged pursuant to this Agreement, free and clear of any taxes or encumbrances, and at the Closing Date, the Holder will convey to the Company good and marketable title to such Existing Notes surrendered by the Holder in their entirety, free and clear of any security interests, liens, adverse claims, taxes or encumbrances. (b) As of the date hereof, the Holder is not, and has not been for the preceding three months, an Affiliate of the Company. The Holder or any person who is not an Affiliate of the Company has beneficially owned the Existing Notes being exchanged pursuant to this Agreement fully paid, for at least one year as of the date hereof. Neither the Holder nor any of its Affiliates is, or since January 1, 2023 has been (other than the purchase or exchange of the Existing Notes): (a) effecting or seeking, offering or proposing (whether publicly or otherwise) to effect or cause or participate in or in any way assist any other person to effect or seek, offer or propose (whether publicly or otherwise) to effect or participate in, (i) all or substantially all of the securities (or beneficial ownership thereof) or assets of the Company or any of its subsidiaries out of the ordinary course of business, (ii) any tender or exchange offer, merger or other business combination involving the Company or any of its subsidiaries, (iii) any recapitalization, restructuring, liquidation or dissolution with respect to the Company or any of its subsidiaries, or (iv) any “solicitation” of “proxies” (as such terms are used in the proxy rules of the SEC) or consents to vote any voting securities of the Company; (b) forming, joining or in any participating in a “group” (as defined under the Exchange Act) with respect to the Company with respect to the matters set forth in clause (a) above; (c) otherwise acting, alone or in concert with others, to seek to control or influence the management, Board or policies of the Company; or (d) entering into any discussions or arrangements with any third party with respect to any of the foregoing. 4.11 Reliance. The Holder acknowledges that the Company will rely upon the truth and accuracy of the foregoing representations and warranties.

Error! Unknown document property name./Error! Unknown document property name./Error! Unknown document property name. 9 5 Closing Conditions 5.1 Conditions to the Company’s Obligations. The Company’s obligation to complete the Exchange at Closing shall be subject to the following conditions, any one or more of which may be waived by the Company (except for (a) below which may not be waived): (a) receipt by the Company of the Existing Notes being exchanged hereunder and satisfaction by the Holder of all of its obligations contemplated by this Agreement in connection with the Exchange; (b) the accuracy of the representations and warranties made by the Holder in this Agreement; and (c) no injunction, restraining order, action or order of any nature by a governmental or regulatory authority shall have been issued, taken or made and no action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority of competent jurisdiction that would, prior to or as of the Closing Date, prevent or materially interfere with the consummation of the transaction contemplated by this Agreement; and (d) the representations and warranties made by the Holder shall be accurate and the Holder shall have performed, satisfied, and complied with all of its agreements and satisfied all of its obligations and conditions required by this Agreement. 5.2 Conditions to the Holder’s Obligations. The Holder’s obligation to complete the Exchange at Closing shall be subject to the following conditions, any one or more of which may be waived by such Holder: (a) The Resale Registration Statement or the Resale Shelf shall have been declared effective by the SEC and no stop order related thereto has been issued or threatened to be issued. (b) the Ordinary Shares shall continue to be listed on the Trading Market as of the Closing Date and there shall have been no suspensions in the trading of the Ordinary Shares as of the Closing Date; (c) no injunction, restraining order, action or order of any nature by a governmental or regulatory authority shall have been issued, taken or made and no action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority of competent jurisdiction that would, prior to or as of the Closing Date, prevent or materially interfere with the consummation of the transaction contemplated by this Agreement; (d) the Exchange Shares shall have been approved for listing on the Trading Market and the Company has submitted to the Trading Market a Listing of Additional Shares notice; and (e) the representations and warranties made by the Company shall be true and correct and the Company shall have performed, satisfied, and complied with all of its covenants and agreements and satisfied all of its obligations and conditions required by this Agreement, and the Company shall have delivered to the Holder a certificate in a form mutually

Error! Unknown document property name./Error! Unknown document property name./Error! Unknown document property name. 10 agreed upon by the parties, dated as of the applicable Closing Date and signed by a duly authorized officer of the Company, certifying that the conditions specified in this Section 5.2(e) have been fulfilled. 5.3 Conditions to Both Parties’ Obligations. Both parties’ obligation to complete the Exchange at Closing shall be subject to both parties having entered into that certain Subscription Agreement, dated the date hereof (the “Subscription Agreement”), by and between the Company and the Holder, in its capacity as Subscriber thereunder, and the consummation of the Initial Subscription (as defined therein) shall have occurred. 6 Covenants and Other Agreements 6.1 Holding Period. For the purposes of Rule 144, the Company acknowledges that the Holder’s holding period of the Existing Notes may be tacked onto the holding period of the Exchange Shares, and the Company agrees not to take a position contrary to this Section 6.1. 6.2 Shareholder Meeting. As promptly as practicable following the date hereof, (and in any event within 10 days), the Company shall call and hold a meeting of the shareholders of the Company for the purposes of approving, among others, the Reverse Stock Split (the “Shareholder Approval”). The Company shall use its reasonable best efforts to cause the Shareholder Approval to be received as promptly as practicable following the date hereof. 6.3 Material Non-Public Information. Subsequent to the date hereof, the Company shall not provide the Holder with any material non-public information without such Holder’s prior written consent. As of the date hereof, all material non-public information previously provided to the Holder by the Company shall have been publicly disclosed by the Company. 6.4 Lock-up. Except as otherwise contemplated herein, the Holder hereby covenants and agrees that it shall not, for a period of 12 months from the Closing Date (the “Lock-Up Period”), directly or indirectly, sell, transfer, assign, hypothecate, tender or otherwise dispose or limit its right to vote in any manner any of the Exchange Shares or Subsequent Shares, or agree to do any of the foregoing (each, a “Transfer”); provided, however, that the restrictions on any Transfer described in this Section 6.4 shall be limited and applicable only to an aggregate of 100,000,000 of the ordinary shares (i) acquired by the Holder as Exchange Shares hereunder or (ii) subscribed to by the Holder, in its capacity as Subscriber, in accordance with the terms of the Subscription Agreement (such shares, the “Lock-Up Shares”). For the avoidance of doubt, the obligations of the Holder set forth in this Section 6.4 constitute the same, and are not in addition to, the obligations of the Subscriber (as defined in the Subscription Agreement) set forth in Section 5.1 of the Subscription Agreement. 6.5 Voting Rights. During the Lock-Up Period, the Holder shall, automatically and irrevocably, without any further action by any party, waive all voting rights in respect of all Exchange Shares acquired hereunder (such shares, the “Non-voting Shares”), provided, however, that the Holder undertakes to execute a waiver notice addressed the Company pursuant to which the Holder confirms waiving all its voting rights and undertaking to either attend or be represented at any shareholders’ meetings, without, for the avoidance of doubt, having the right to vote its Non- voting Shares. During the Lock-Up Period (i) the Holder shall not vote, and shall not be entitled

Error! Unknown document property name./Error! Unknown document property name./Error! Unknown document property name. 11 to vote, any of the Non-voting Shares at any meeting of shareholders, or in connection with any written consent of shareholders, with respect to any matter, and (ii) the Non-voting Shares shall not be entitled to vote or otherwise accounted for in connection with any meeting or vote that occurs thereafter (including for purposes of determining the minimum vote required to approve any matter) regardless of whether the record date in respect of such meeting or written consent preceded the date of this Agreement. 6.6 Resale Shelf Registration Rights. The Company shall prepare and file, or cause to be prepared and filed, with the SEC, no later than 5:00 p.m. New York time on February 24, 2023 (the “Filing Deadline”), an amendment or prospectus supplement to the Registration Statement on Form F-3 (Reg. No. 254885) (or such other resale registration statement filed in place thereof in the event the Company ceases to be eligible to use Form F-3) (the “Resale Registration Statement”) or a new resale shelf registration statement (the “Resale Shelf”), in order to permit the Holder to sell the Purchased Shares and the Exchange Shares (together, the “Registrable Securities”) pursuant to Rule 415 under the Securities Act (or any successor or similar provision adopted by the SEC then in effect) pursuant to the Resale Registration Statement or Resale Shelf (subject to the lock-up restrictions provided in this Agreement), which Resale Registration Statement or Resale Shelf shall provide that such Registrable Securities may be sold pursuant to any method or combination of methods legally available to, and requested by, the Holder. The Resale Registration Statement or Resale Shelf shall contain a prospectus naming the Holder as the selling securityholder. The Company shall use its reasonable best efforts to respond to comments received from the SEC to the Resale Registration Statement or Resale Shelf, and amend or supplement such filing, if required, as promptly as practicable, and thereafter, to use its reasonable best efforts to cause such initially filed Resale Registration Statement or Resale Shelf to be declared effective as promptly as practicable by the SEC. The Company shall use its reasonable best efforts to keep the Resale Registration Statement or Resale Shelf, as applicable, effective until the earliest of (i) the date the Registrable Securities (as applicable) are sold or otherwise transferred by the Holder, or (ii) the date when all of the Registrable Securities, as applicable, could be sold pursuant to Rule 144 under the Securities Act by the Subscriber without restriction. All expenses related to the preparation and the filing with the SEC of the Resale Registration Statement or Resale Shelf and maintaining the effectiveness of the Resale Registration Statement or Resale Shelf under the Securities Act shall be borne by the Company. The Holder shall furnish to the Company such information regarding itself and its partners and members and its controlling persons, and the manner of distribution proposed by the Holder as the Company may reasonably request in connection with the Resale Registration Statement or Resale Shelf and the information required to be included therein by the Securities Act and the rules promulgated thereunder. The Company shall provide the Holder with a reasonable opportunity to review any disclosures relating to the Holder and the “Plan of Distribution” included in the Resale Registration Statement or Resale Shelf and will consider in good faith any comments offered by the Holder to such disclosures. The Company shall give prompt notice to the Holder of the issuance of any stop-order by the SEC or the occurrence of any event or the existence of any facts or circumstance that requires the Company to amend or supplement the Resale Registration Statement or Resale Shelf and the prospectus contained therein in order to keep the Resale Registration Statement or Resale Shelf effective and such prospectus from containing any untrue statement of material fact or from omitting to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of all

Error! Unknown document property name./Error! Unknown document property name./Error! Unknown document property name. 12 circumstances then existing, and the Holder agrees that, upon receipt of any such notice from the Company, it shall forthwith discontinue using such prospectus until it receives copies of a supplemented or amended prospectus or until it is advised in writing by the Company that the use of such prospectus may be resumed. The Company may delay the filing of any such amendment or supplement for up to thirty (30) days upon notice to the Holder in the event that the Company determines in good faith that such amendment or supplement would require the Company to make a disclosure that would be materially detrimental to the Company; provided, that such right to delay a filing shall be exercised by the Company for a period no longer than sixty (60) days in any 12-month period; provided further that in the event of such a delay, the Company shall not provide any material, non-public information concerning such event to the Holder. The Company agrees to indemnify and hold the Holder and each person, if any, who controls the Holder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act (the “Holder Indemnified Persons”), harmless against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) incurred by the Holder Indemnified Persons directly that are caused by any untrue statement or alleged untrue statement of a material fact contained in the Resale Registration Statement or Resale Shelf (including the prospectus contained therein) or any amendment thereof (including the prospectus contained therein) or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made), not misleading, except insofar as the same are caused by or contained in any information furnished in writing to the Company by the Holder expressly for use therein. 6.7 Call Rights. At any time and from time to time, during the Lock-Up Period, the Company shall have the right, but not the obligation, to purchase from the Holder or its designee holding the Lock-Up Shares, and the Holder shall have the obligation, upon the exercise of such right, to procure the sale to the Company of all or any portion of the Lock-Up Shares for a purchase price per Lock-Up Share of US$0.40 per share (the “Call Price”). For the avoidance of doubt, the Holder agrees to tender all or any portion of the Lock-Up Shares in the event that (i) the Company conducts a tender offer for its ordinary shares at a price equal to or higher than the Call Price or (ii) the Board recommends to the Company’s shareholders to accept a third-party tender offer for its ordinary shares at a price equal to or higher than the Call Price. 7 Miscellaneous 7.1 Notices. All notices and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given if delivered personally or by email or the next Business Day following the date of mailing, if sent by a U.S. nationally recognized overnight courier service, to the parties to this Agreement at the following address or to such other address either party to this Agreement shall specify by notice to the other party: (i) If to the Company: Arrival 60a, rue des Bruyères L-1274 Howald

Error! Unknown document property name./Error! Unknown document property name./Error! Unknown document property name. 13 Grand Duchy of Luxembourg Attention: General Counsel Email: chin@arrival.com With a copy to (which shall not constitute notice): Linklaters LLP 1 Silk Street London EC2Y 8HQ United Kingdom Attention: Michael Z. Bienenfeld Email: mike.bienenfeld@linklaters.com (ii) If to the Holder, at its address as set forth on Schedule 1 to this Agreement or such other address as may have been previously furnished to the Company in writing with a copy (which shall not constitute notice) to its counsel as set forth below the address of the Holder on Schedule 1. 7.2 Further Assurances. Each party hereto shall do and perform or cause to be done and performed all further acts and shall execute and deliver all other agreements, certificates, instruments and documents as the other party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transaction contemplated hereby. 7.3 Amendments and Waivers. (a) Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is duly executed and delivered by the Company and the Holder. (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law. 7.4 Fees and Expenses. Except as set forth in the following sentence, each party hereto shall pay all of its own fees and expenses (including attorneys’ fees) incurred in connection with this Agreement, the Subscription Agreement and the transactions contemplated hereby and thereby, respectively. With respect to the fees and expenses (including attorneys’ fees) incurred by the Holder in connection with this Agreement, the Subscription Agreement and the transactions contemplated hereby and thereby, the Company shall reimburse the Holder for its reasonable and documented expenses, including the reasonable fees of attorneys, in an amount not to exceed US$150,000. 7.5 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that

Error! Unknown document property name./Error! Unknown document property name./Error! Unknown document property name. 14 neither party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the prior written consent of the non-assigning party hereto. 7.6 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. 7.7 Jurisdiction; Waiver of Jury Trial. (a) The parties hereto agree that any suit, action or proceeding seeking to enforce any provisions of, or based on any matter arising out of or in connection with, this Agreement and the transaction contemplated hereby may only be brought in the United States District Court for the Southern District of New York or any New York State court sitting in the Borough of Manhattan in New York City, and each of the parties hereby consents to the jurisdiction of such courts (and of the corresponding appellate courts) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the venue of any such suit, action or proceeding in any of those courts or that any such suit, action or proceeding which is brought in any of those courts has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. (b) THE PARTIES HERETO HEREBY IRREVOCABLY WAIVE ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. 7.8 Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings, both oral and written, between the parties hereto with respect to the subject matter of this Agreement. 7.9 Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof. 7.10 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be deemed to be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision were so excluded and shall be enforced in accordance with its terms to the maximum extent permitted by law. 7.11 Public Announcements. Subject to each party’s disclosure obligations imposed by law, each of the parties hereto agree that the terms of this Agreement shall not be disclosed or otherwise made available to the public and that copies of this Agreement shall not be publicly filed or otherwise made available to the public. 7.12 Counterparts; Third Party Beneficiaries. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures were upon the same instrument. No provision of this Agreement shall confer upon any Person other than the parties hereto any rights or remedies hereunder. 7.13 Isolated Recapitalization. The Company and the Holder intend that, for U.S. federal income tax purposes, the Exchange qualify as a “reorganization” within the meaning of Section 368(a) of the Code and as an isolated transaction that is a recapitalization within the meaning of Section

Error! Unknown document property name./Error! Unknown document property name./Error! Unknown document property name. 15 368(a)(1)(e) of the Code and this Agreement is intended to be a “plan of reorganization” within the meaning of the U.S. Treasury regulations promulgated under Section 368 of the Code for purposes of Sections 354 and 361 of the Code. 7.14 Other Transactions. The Company represents to the Holder that the Company has not agreed or entered into any arrangements with any holder of Existing Notes and, for a period of six months following the date hereof, shall not agree or enter into any arrangement with any holder of Existing Notes or other person to provide for the exchange of such Existing Notes or other securities of the Company on terms that are more favorable to such holder or other person than the terms set forth in this Agreement with respect to the Exchange; provided, however, that nothing in this Section 7.14 will affect the Company’s ability to effect any future exchange of any of its securities on terms that may differ from the terms set forth in this Agreement following such six-month period. 7.15 Termination. This Agreement shall terminate upon the mutual agreement of the parties or at the Holder’s election if the Closing shall not have occurred on or before May 15, 2023. [Remainder of this page is intentionally left blank]

[Signature Page to Exchange Agreement] IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first written above. ARRIVAL By: /s/ John Wozniak Name: John Wozniak Title: Authorized Signatory

[Signature Page to Exchange Agreement] HOLDER: ANTARA CAPITAL MASTER FUND LP By: Antara Capital LP, its Investment Manager By: /s/ Himanshu Gulati Name: Himanshu Gulati Title: Chief Investment Officer

[Schedule 1] Schedule 1 Holder DTC Account Antara Capital Master Fund LP For Issuance of the Exchange Shares: Registered Name: Antara Capital Master Fund LP Registered Address: Maples Corporate Services Limited Ugland House, PO Box 309 Grand Cayman KY1-1104 Cayman Islands Federal Tax ID: 98-1426769 Notice Address: 55 Hudson Yards 47th Floor, Suite C New York, NY 10001 Email: rposner@antaracapital.com Attention: Raph Posner Counsel Address: Willkie Farr & Gallagher LLP 787 Seventh Avenue New York, NY 10019 Email: tmark@willkie.com, jkubek@willkie.com Attention: Thomas Mark, Jonathan Kubek

[Schedule 2] Schedule 2 Holder Accounts Arrival Registered Name : Arrival Address: 60A, rue des Bruyères L-1274 Howald Grand Duchy of Luxembourg